SUNCOKE ENERGY, INC.

Proposed Resolutions of the
Compensation Committee of the SunCoke Board of Directors for a Meeting to be held on December 7, 2016

Approval of Amendment to Savings Restoration Plan

WHEREAS, SunCoke Energy, Inc., a Delaware corporation (the “Company”), maintains the Savings Restoration Plan (the “Plan"); and

WHEREAS, the Compensation Committee (the "Committee”) now deems it advisable and in the best interests of the Company to amend the Plan to reinstate employer contributions under the Plan, effective January 1, 2017 and to authorize certain additional employer contributions.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended so that effective January 1, 2017, Matching Employer Contributions and Safe Harbor Employer Contributions will be credited under the Plan;

FURTHER RESOLVED, that the Committee hereby approves the Fourth Amendment to the Plan as set forth in substantially the form attached hereto as Exhibit A;

FURTHER RESOLVED, that the Committee hereby approves the crediting of Additional Employer Contributions to the Plan accounts of Participants who do not have Matching Contributions credited to their Plan account with respect to any Bonus earned for 2016, in an amount equal to 5% of such Participant's Bonus for 2016; and

FURTHER RESOLVED, that the appropriate officers (each such officer being an “Authorized Officer") of the Company, each with full power to act alone, be, and hereby are, authorized, empowered and directed, on behalf of the Company and in its name, to do all acts and things whatsoever as may be necessary or appropriate to effect, or as such Authorized Officer may deem necessary or desirable, in order to effectuate or carry out the purposes and intent of the foregoing resolutions, including executing and filing all requisite papers, documents and instruments; and that any and all actions heretofore taken by such Authorized Officer in order to effectuate or carry out the purposes and intent of the foregoing resolutions are hereby ratified, adopted and approved.

EXHIBIT A

FOURTH AMENDMENT TO THE SUNCOKE ENERGY, INC. SAVINGS RESTORATION PLAN

WHEREAS, SunCoke Energy, Inc. (the “Company”) maintains the SunCoke Energy, Inc.
Savings Restoration Plan (the “Plan"); and

WHEREAS, the Company now deems it advisable and in the best interests of the Company to amend the Plan to reinstate the crediting of Matching Employer Contributions and Safe Harbor Employer Contributions under the Plan, effective as of January 1, 2017.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2017, as follows:

1.    Section 1B of Article IV of the Plan is amended to read as follows:

B. Method of Making Participant Contributions. For any calendar year for which a participant has made an irrevocable election in accordance with subsection A above, Participant Contributions, as determined above, will be withheld from Eligible Compensation payable to the participant for each pay period with respect to services performed in such pay period and credited to a book account maintained for the participant by or on behalf of the participating employer as of the date such amounts would otherwise have been paid to the participant.

2.	Section 2A of Article IV of the Plan is amended to read as follows:
A.    Matching Employer Contributions. A participant’s participating employer shall maintain, or cause to be maintained, a book account for such participant who has met the eligibility requirement of the SunCoke Plan to which the participating employer shall credit an amount equal to 100% of the first 5% of Eligible Compensation that the participant contributes to the Plan as Participant Contributions during a calendar year (“Matching Employer Contributions”). Matching Employer Contributions shall be credited to participants' book accounts for each payroll period for which the related Participant Contributions are credited to participants’ book accounts.

3.    Section 2B of Article IV of the Plan is amended to read as follows:

B.    Safe Harbor Employer Contributions. A participant's participating employer shall maintain, or cause to be maintained, a book account for such participant who has met the eligibility requirement of the SunCoke Plan to which the participating employer shall credit an amount equal to 3% of the participant's Eligible Compensation for the calendar year with respect to which the participant makes Participant Contributions to the Plan for such calendar year (“Safe Harbor Employer Contributions”). Safe Harbor Employer Contributions shall be credited to participants' book accounts each payroll period for which the related Participant Contributions are credited to participants’ book accounts.

EXHIBIT A

IN WITNESS WHEREOF, this Fourth Amendment to the Plan is executed by the Company this 7th day of December, 2016 effective as of January 1, 2017.

SUNCOKE ENERGY, INC.

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